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                                                                     EXHIBIT 3.4

                                     BY-LAWS

                                       OF

                             BIG BOULDER CORPORATION

                                    ARTICLE I

                                  SHAREHOLDERS

SECTION 1. MEETINGS

            (a) Annual Meeting: The annual meeting of the Shareholders shall be held at such time and place as shall be fixed by the Board of Directors. The Shareholders shall elect a Board of Directors at their annual meeting and shall transact such other business as may properly be brought before the meeting. If the annual meeting shall not be so called and held during any calendar year, any Shareholder may call such meeting at any time thereafter.

            (b) Special Meetings: Special meeting of the Shareholders may be called at any time by the President or a majority of the Board of Directors, or one (1) or more Shareholders entitled to cast at least fifteen percent (15%) of the votes which all Shareholders are entitled to cast at the particular meeting, or any other person or persons entitled by law to do so. It shall be the duty of the Secretary to fix the date of such meeting, to be held not more than sixty
(60) days after the receipt of the written request for the same and to give due notice thereof. Business transacted at any special meeting of the shareholders, shall be confined to the matters specified in the notice calling such meeting and to matters germane to the transaction of such business.

            (c) Place: Meetings of the Shareholders shall be held at the registered office of the Company or at such other place or places, either within or without the Commonwealth of Pennsylvania, as may, from time to time, be fixed by the Board of Directors.

            (d) Shareholder Register and Inspection: An original or duplicate register of the Shareholders of the Company shall be kept at its registered office or principal place of business and shall be available at least five (5) days prior to any Shareholders meeting for inspection by any Shareholder of the Company entitled to vote at such a meeting in accordance with the provision of these By-Laws.

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SECTION 2. NOTICE

            Written notice of the time and place of all meetings of the Shareholders and of the purpose of each special meeting of the Shareholders shall be given to each Shareholder entitled to vote thereat at least ten (10) days before the date of the meeting, unless a greater period of notice is required by law in a particular case.

SECTION 3. VOTING

            Except as otherwise provided herein or in the Articles of Incorporation or by law, every Shareholder shall have the right at every Shareholders meeting to one (1) vote for every share standing in his name on the books of the Company which is entitled to vote at such meeting. Every Shareholder entitled to vote at a meeting of Shareholders, or to express consent or dissent to corporate action in writing without a meeting, may authorize another person or persons to act for him by proxy. Every proxy shall be executed in writing by the Shareholder or by his duly authorized attorney-in-fact, and filed with the Secretary of the Company. Except in the case of a proxy coupled with an interest, a proxy shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but such revocation shall not be effective until written notice has been given to the Secretary of the Company.

SECTION 4. QUORUM

            The presence, in person or by proxy, of Shareholders entitled to cast at least a majority of the votes which all Shareholders are entitled to cast on the particular matter shall constitute a quorum for the purpose of considering such matter, and, unless otherwise provided by statute, the acts, at a duly organized meeting of the Shareholders present, in person or by proxy, entitled to cast at least a majority of the votes which all Shareholders present are entitled to cast, shall be the acts of the Shareholders. The Shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum. Adjournment or adjournments of any annual or special meeting may be taken, but any meeting at which Directors are to be elected shall be adjourned only from day to day, or for such longer periods not to exceed fifteen
(15) days each, as may be directed by Shareholders who are present in person or by proxy and who are entitled to cast at least a majority of the votes which all such Shareholders would be entitled to cast at any election of Directors until such Directors have been elected. If a meeting cannot be organized because a quorum has not attended, those present may, except as otherwise provided by statute, adjourn the meeting to such time and place as they may determine, but in the case of any meeting called for the election of Directors, those who attend

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the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing Directors.

SECTION 5. FINANCIAL STATEMENTS

            Financial statements shall be sent to Shareholders annually, as prescribed by law.

                                   ARTICLE II

                                    DIRECTORS

*SECTION 1. NUMBER, CLASSIFICATION AND TERM OF OFFICE

            The Board of Directors shall consist of no less than four (4) and no more than eight (8) members. Subject to the provision of Section 6. of this Article ll, members of the Board of Directors shall be elected at the Annual Meeting of Shareholders. Each Director shall be elected for the term of one (1) year, and until his successor shall be elected and shall qualify, subject, however, to his earlier resignation, death, removal or disqualification. The Directors need not be residents of the Commonwealth of Pennsylvania or Shareholders of the Company.

SECTION 2. POWERS; PERSONAL LIABILITY

            (a) The business and affairs of the Company shall be managed by the Board of Directors which shall have all powers conferred upon them by these By-Laws, the Articles of Incorporation and by law. In addition to the powers and authorities expressly conferred upon them by these By-Laws and the Articles of Incorporation, the Board of Directors may exercise all such powers of the Company and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these By-Laws directed or required to be exercised or done by the Shareholders. The Board of Directors shall elect, remove or suspend officers, determine their duties and compensation, and require security in such amounts as it may deem proper.

**          (b) A Director of the Company shall not be personally liable, as such, for monetary damages for any action taken, or any failure to take any action, unless the Director has breached or failed to perform the duties of his or her office under 42Pa. C. S. Section 8363 and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. The provisions of this subsection shall not apply to the responsibility or liability of a Director for the payment of taxes pursuant to local, state or Federal law. The provisions of this subsection shall be effective January 27, 1987, but shall not apply to any action

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filed prior to that date nor to any breach of performance of duty or any failure of performance of duty of a Director occurring prior to that date.

*Amended June 13, 1990

**Amended September 22, 1987

SECTION 3. MEETINGS:

            (a) Regular Meetings: Regular meetings shall be held at such times as the Board shall designate by resolution. Notice of regular meetings shall be given to each Director at least five (5) days before such meetings.

            (b) Special Meeting: Special meetings of the Board may be called at any time by the President and shall be called by him upon written request of a majority of the Directors. Written notice of the time, place and general nature of the business to be transacted at each special meeting shall be given to each Director at least five (5) days before such meeting.

            (c) Place: Meetings of the Board of Directors shall be held at such place as the Board may designate or as may be designated in the notice calling the meeting.

SECTION 4. QUORUM:

            A majority of all the Directors in office shall be necessary to constitute a quorum for the transaction of business at any meeting, and the acts of a majority of the Directors present at any meeting at which a quorum is present shall be the acts of the Board of Directors. The withdrawal of a Director from a meeting of the Board of Directors after a quorum shall have been established for such meeting shall not affect the establishment of such quorum even though the withdrawal of such Director shall leave less than a quorum, and the Directors remaining at any such meeting may continue to do and transact business until adjournment. Any action which may be taken at a meeting of the Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors and shall be filed with the Secretary of the Company.

SECTION 5. COMMITTEES:

            (a) Standing Committees: Standing Committees of the Board of Directors shall be the Executive committee, the Audit Committee and the Compensation Committee. The duties and responsibilities of the Standing Committees are hereinafter set forth in paragraphs (b), (c) and (d) of this
Section 5. Standing Committees may exercise all the powers conferred upon them by these By-Laws and by the Board of Directors. Standing Committees shall become thoroughly informed of and familiar with their duties, shall give careful

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consideration to matters of policy, and are expected and empowered to make recommendations to the full Board of Directors for action to be taken thereon whenever action by the full Board of Directors is deemed advisable and in the best interests of the Company.

            (b) Executive Committee: The Executive Committee shall consist of no less than three (3) members of the Board of Directors, one of whom shall be the President, and shall be empowered to exercise all the powers of the Board of Directors, except action on dividends, during the period intervening between regular meetings of the Board of Directors. All actions of the Executive Committee shall be presented to and reviewed by the full Board of Directors for ratification at its regular meeting next following the date on which such actions were taken by the Executive Committee. The Executive Committee shall meet at the call of the President.

            (c) Audit Committee: The Audit Committee shall consist of as many as three (3) members of the Board of Directors and shall be responsible for the general financial oversight of the Company and shall review the Company's financial condition, statements and operations, the preparation of the Company's annual budget and its annual report to Shareholders, and the performance of its outside independent auditors. The Audit Committee shall be empowered to take such actions for the Board of Directors as it shall deem necessary and advisable to maintain and improve the Company's financial condition. All actions of the Audit Committee shall be presented to and reviewed by the full Board of Directors for ratification at its regular meeting next following the date on which such actions were taken by the Audit Committee. The Audit Committee shall meet at least twice yearly.

            (d) Compensation Committee: The Compensation Committee shall consist of three (3) members of the Board of Directors, one of which may be the President, and shall be responsible for the oversight of the compensation policies and programs of the Company aimed at attracting and retaining competent personnel at a fair and affordable cost. The Compensation Committee shall meet at the call of the President.

            (e) Special Committees: Special Committees may be created from time to time by resolution of the Board of Directors as it shall deem such committees advisable and in the best interest of the Company. The purpose, duties, number of members and reporting requirements of a special committee shall be specified in the resolution creating the committee.

            (f) Committee Members: Members of the standing Committees and any special committees established by resolution of the Board of Directors shall become thoroughly informed of and familiar with their duties and responsibilities, shall give careful consideration to matters of Company policy

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and procedure and are expected and empowered to make recommendations to the full
Board of Directors for action to be taken thereon whenever action by the full Board of Directors shall be deemed advisable and in the best interest of the Company.

SECTION 6. VACANCIES

            Vacancies in the Board of Directors shall be filled by vote of a majority of the remaining members of the board though less than a quorum. Each Director elected shall serve for the unexpired term of his predecessor.

SECTION 7. COMPENSATION AND EXPENSES

            Directors as such shall not receive any stated salary for their services, but by resolution of the Board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided, however, that any member of the Board of Directors who shall also be a full-time employee of the Company shall only be entitled to be reimbursed for his expenses of attendance at such meeting and shall not in any event be entitled to receive a fixed sum for attendance. Notwithstanding anything to the contrary herein, nothing in this Section 7 or in these By-Laws shall be construed to preclude any Director from serving the Company in any other capacity and receiving compensation therefore.

                                   ARTICLE III

                                    OFFICERS

SECTION 1. ELECTION

            At its first meeting after each annual meeting of the Shareholders, the Board of Directors shall elect a President, a Treasurer and a Secretary, and such other officers as it deems advisable. Vacancies in any existing offices and election of such other officers as the Board of Directors deems advisable may be made at any regular or special meeting thereof. Any two (2) or more offices may be held by the same person except the offices of President and Secretary may not be combined.

SECTION 2. REMOVAL FROM OFFICE

            Each officer of the Company will hold office for one (1) year, and until his successor is chosen and has qualified, subject, however, to his earlier resignation, death, removal or disqualification. Any officer or agent elected or appointed by the Board of Directors may be removed by action of the Board of

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Directors whenever, in its judgment, the best interests of the Company will be served thereby.

SECTION 3. CHAIRMAN OF THE BOARD AND PRESIDENT

            (a) Chairman of the Board: A Chairman shall be selected to preside at all meetings of the Shareholders and Directors of the Company and shall perform such other duties as may be designated from time to time by the Board of Directors. *The Chairman of the Board shall be empowered to execute all Deeds, Mortgages, Agreements of Sale, Bonds, Contracts, and other instruments on behalf of the Company.

* Amended June 21, 2004.

            (b) President: The President shall be the Chief Executive Officer of the Company, responsible for the general and active management and direction of the business of the Company; he shall see that all orders and resolutions of the Board of Directors are carried into effect; he shall keep the Board of Directors informed of the condition of the property and the affairs of the Company. He will execute certificates of capital stock, deeds, mortgages, bonds, contracts, and other instruments for and on behalf of the Company. He will see that all agents of the Company properly and faithfully perform their respective duties and report to the Board of Directors any notable misconduct of such agents. He shall take charge of all bonds of security given by officers or employees of the Company. He shall perform such other duties as may be designated from time to time by the Board of Directors.

SECTION 4. OTHER OFFICERS

            The duties of the other officers shall be those usually related to their offices, except as otherwise prescribed by resolution of the Board of Directors.

SECTION 5. GENERAL

            In the absence of the President, the Vice President, if any, or any other officer designated by the Board of Directors shall exercise the powers and perform the duties of the President.

            The President or any other officer or employee authorized by him may appoint, remove or suspend agents or employees of the Company and may determine their duties and compensation.

            If the office of any officer shall become vacant for any reason, the Board of Directors may choose a successor who shall hold such office for the unexpired term in respect of which such vacancy occurred.

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                                   ARTICLE IV

                                 INDEMNIFICATION

      *Any person made a part of any action, suit or proceeding, civil or criminal, by reason of the fact that he, his testator or intestate, is or was a director, officer or employee of the Company or of any corporation which he served as such at the request of the Company, shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense of such action, suit or proceeding, or in connection with any appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such officer, director or employee is liable for negligence or misconduct in the performance of his duties. In the case of a criminal action, suit or proceeding, a conviction or judgment (whether based on a plea of guilty or nolo contendere or its equivalent, or after trial) shall not be deemed an adjudication that such director, officer or employee is liable for negligence or misconduct in the performance of his duties, if such director, officer or employee was acting in good faith in what he considered to be the best interests of the Company and with no reasonable cause to believe that the action was illegal.

            The Board of Directors may authorize the Company to purchase and maintain Officers' and Directors' liability insurance on behalf of any person serving as an officer and/or director, insuring such person against any liability asserted against him and incurred by him in his capacity or arising out of his status as an officer and/or director and/or employee and/or agent of the Company to the extent now or hereafter authorized by law.

            The foregoing authority shall not be deemed exclusive of any other authority to grant indemnification which the Company or its Board of Directors now has or which to the Company or its Board of Directors may hereafter by granted.

*Amended September 22, 1987

                                    ARTICLE V

                              CERTIFICATES OF STOCK

SECTION 1. SHARE CERTIFICATES

            Every Shareholder of record shall be entitled to a share certificate representing the shares held by him. Every share certificate shall bear the

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corporate seal and the manual or facsimile signatures of the President and the
Secretary of the Company, provided that any share certificate bearing the facsimile signatures of these officers will not be valid unless countersigned by the transfer agent duly appointed by the Board of Directors.

SECTION 2. UNIT CERTIFICATES

            During the term of the Security Combination Agreement between this Company and Blue Ridge Real Estate Company dated as of September 20, 1966, all shares of common stock of the Company will be represented by unit certificates combining them with an equal number of the common stock of Blue Ridge Real Estate Company.

SECTION 3. TRANSFERS

            Shares of the stock of the Company shall be transferable on the books of the Company only by the registered holder or his duly authorized attorney. A transfer shall be made only upon surrender of the share certificate properly endorsed. No fractional shares of stock will be issued or transferred.

            During the term of the Security Combination Agreement, shares of stock represented by unit certificates combining shares of common stock of this Company with an equal number of shares of common stock of Blue Ridge Real Estate Company shall be accepted for transfer on the books of the Company only, if, concurrent with such transfer, there shall be transferred to the same transferee on the books of Blue Ridge Real Estate Company, an equal number of shares of the common stock of that corporation. This provision shall apply equally to the transfer of a portion of the shares of common stock of the Company represented by a unit certificate so that no such shares of stock will be transferred except in the form of unit certificates.

SECTION 4. LOST CERTIFICATES

            Any person applying for the issue of a share certificate, bond or other certificate of indebtedness in lieu of one alleged to have been lost, stolen or destroyed, shall make an affidavit of the facts and file such affidavit with the Company in such form as shall be approved by its counsel. The applicant shall also deposit with the Company a bond of indemnity in such amount, or with open penalty, and with such corporate surety as shall be approved by the Board of Directors and naming such obligees and in such form as shall be approved by the Company's counsel. Thereupon the proper officers of the Company may issue a new certificate.

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SECTION 5. RECORD DATE

            The Board of Directors may fix a time, not more than fifty (50) days, prior to the date of any meeting of Shareholders, or the date fixed for the payment of any dividend or distribution, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the Shareholders entitled to notice of, or to vote at any such meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment or rights, or to exercise the rights in respect to any such change, conversion, or exchange of shares. In such case, only such Shareholders as shall be Shareholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Company after any record date is fixed as aforesaid. The Board of Directors may close the books of the Company against transfers of shares during the whole or any part of such period, and in such case, written or printed notice thereof shall be mailed at least ten (10) days before the closing thereof to each Shareholder of record at the address appearing on the records of the Company or supplied by him to the Company for the purpose of notice. While the stock transfer books of the Company are closed, no transfer of shares shall be made thereon. If no record date is fixed for the determination of Shareholders entitled to receive notice of, or vote at, a Shareholders meeting, transferees of shares which are transferred on the books of the Company within ten (10) days next preceding the date of such meeting shall not be entitled to notice of or to vote at such meeting.

                                   ARTICLE VI

                                   FISCAL YEAR

            The fiscal year of the Company shall begin on November 1 and end on October 31. The amendment to this article was approved and ratified at a regular meeting of the Board of Directors of Big Boulder Corporation held on August 28, 2001 at which all were present.

                                   ARTICLE VII

                                PRINCIPAL OFFICE

            The registered office and principal place of business of the Company shall be located at Mosey Wood Road at PA Route 940, P O Box 707, Blakeslee, Kidder Township, Carbon County, Pennsylvania.

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                                  ARTICLE VIII

                                CORPORATE RECORDS

SECTION 1. COMPANY PROCEEDINGS, BY-LAWS AND SHAREHOLDERS REGISTER

            There shall be kept at the registered office or principal place of business of the Company an original or duplicate record of the proceedings of the Shareholders and of the Directors, and the original or a copy of its By-laws, including all amendments or alterations thereto to date, certified by the Secretary of the Company. An original or duplicate share register shall also be kept at the Company's registered office or principal place of business or at the office of its transfer agent or registrar, giving the names of the Shareholders, their respective addresses and the number and classes of shares held by each.

SECTION 2. SHAREHOLDERS EXAMINATION AND INSPECTION

            Every Shareholder shall, upon written demand under oath stating the purpose thereof, have a right to examine, in person or by agent or attorney, during the usual hours for business for any proper purpose, the share register, books of records of account and records of the proceedings of the Shareholders and Directors, and make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a Shareholder. In every instance where an attorney or other agent shall be the person who seeks the right of inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the Shareholder. The demand under oath shall be directed to the Company at its registered office in this Commonwealth or at its principal place of business.

                                   ARTICLE IX

                                   AMENDMENTS

            These By-Laws may be changed at any regular or special meeting of the Board of Directors by the vote of a majority of all the Directors in office, or at any annual or special meeting of the Shareholders by the vote of the holders of a majority of the outstanding stock entitled to vote. Notice of any such meeting of the Shareholders shall set forth the proposed change, or a summary thereof.

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                                    ARTICLE X

                      APPLICATION OF CERTAIN SUBCHAPTERS OF
                            BUSINESS CORPORATION LAW

*SECTION 1. CONTROL SHARE ACQUISITIONS

            Subchapter G of Chapter 25 of the Pennsylvania Business Corporation Law of 1988, as amended (relating to control-share acquisitions), or any corresponding provision of succeeding law, shall explicitly not be applicable to the Company.

*SECTION 2. DISGORGEMENT ON CERTAIN CONTROLLING SHAREHOLDER TRANSACTIONS

            Subchapter H of Chapter 25 of the Pennsylvania Business Corporation Law of 1988, as amended (relating to disgorgement by certain controlling Shareholders following attempts to acquire control), or any corresponding provision of succeeding law, shall explicitly not by applicable to the Company.

**SECTION 3. "CASH OUT" TAKEOVER STATUTE

            Subchapter E of Chapter 25 of the Pennsylvania Business Corporation Law of 1988, as amended, as codified as 15 Pa. C. S. Sections 2541-2548, shall not be applicable to the Corporation.

*Amended July 24, 1990

**Amended August 12, 1997

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